As filed with the Securities and Exchange Commission on May 22, 2008
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

O’CHARLEY’S INC.
(Exact Name of Registrant as Specified in Its Charter)

Tennessee (State or Other Jurisdiction of Incorporation or Organization)	62-1192475 (I.R.S. Employer Identification No.)

3038 Sidco Drive Nashville, Tennessee (Address of Principal Executive Offices)	37204 (Zip Code)
O’CHARLEY’S INC. 2008 EQUITY AND INCENTIVE PLAN
(Full Title of the Plan)
Lawrence E. Hyatt
O’Charley’s Inc.
3038 Sidco Drive
Nashville, Tennessee 37204
(Name and Address of Agent for Service)
(615) 256-8500
(Telephone Number, Including Area Code, of Agent for Service)
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)
CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
		Maximum	Maximum
Title of Securities	Amount	Offering	Aggregate	Amount of
To Be	To be	Price Per	Offering	Registration
Registered	Registered (1)	Share (2)	Price (2)	Fee
Common Stock, no par value	1,500,000 shares	$10.97	$16,455,000	$646.69

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), includes an indeterminate number of additional shares which may be offered and issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)	The offering price is estimated solely for the purpose of determining the amount of the registration fee. Such estimate has been calculated in accordance with Rule 457(c) and Rule 457(h) of the Securities Act and is based upon the average of the high and low prices per share of the Registrant’s Common Stock as reported on The NASDAQ Global Select Market on May 20, 2008.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
Item 1. Plan Information.*
Item 2. Registrant Information and Employee Plan Annual Information.*

*	The Registrant has sent or given or will send or give documents containing the information specified by Part I of this Form S-8 Registration Statement (the “Registration Statement”) to participants in the plans to which this Registration Statement relates, as specified in Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registrant is not filing such documents with the SEC, but these documents constitute (along with the documents incorporated by reference into the Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act.

I-1

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
     The following documents previously filed by the Registrant with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are hereby incorporated herein by reference and shall be deemed to be a part hereof from the date of filing of such document:
(1)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 30, 2007;

(2)	The Registrant’s Current Reports on Form 8-K filed on February 7, 2008, March 6, 2008, March 11, 2008, March 13, 2008 and May 21, 2008;

(3)	The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A/A filed on April 25, 2001, including all amendments and reports filed for the purpose of updating such description prior to the termination of the offering of the Common Stock offered hereby; and

(4)	The description of the Registrant’s stock purchase rights contained in the Registrant’s Registration Statement on Form 8-A, dated December 27, 2000, including all amendments and reports filed for the purpose of updating such description prior to the termination of the offering of the Common Stock offered hereby.
     All reports and other documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statements contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein, or in any other subsequently filed document that also is incorporated or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.
     Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of the Registrant’s Current Reports on Form 8-K, including the related exhibits, is not incorporated by reference in this Registration Statement.
Item 4. Description of Securities.
     Not applicable.
Item 5. Interests of Named Experts and Counsel.
     Not applicable.
Item 6. Indemnification of Directors and Officers.
     The Tennessee Business Corporation Act (“TBCA”) provides that a corporation may indemnify any of its directors and officers against liability incurred in connection with a proceeding if (i) the director or officer acted in good faith, (ii) in the case of conduct in his or her official capacity with the corporation, the director or officer reasonably believed such conduct was in the corporation’s best interest, (iii) in all other cases, the director or officer reasonably believed that his or her conduct was not opposed to the best interest of the corporation, and (iv) in connection with any criminal proceeding, the director or officer had no reasonable cause to believe that his or her conduct was unlawful. In actions brought by or in the right of the corporation, however, the TBCA provides that no indemnification may be made if the director or officer is adjudged to be liable to the corporation. In cases where the director or officer is wholly successful, on the merits or otherwise, in the defense of any proceeding instigated because of his or her status as a director or officer of a corporation, the TBCA mandates that the corporation indemnify the director or officer against reasonable expenses incurred in the proceeding. The TBCA also provides that in connection with any proceeding charging improper personal benefit to a director or officer, no indemnification may be made if such director or officer is adjudged liable on the basis that personal benefit was improperly received. Notwithstanding the foregoing, the TBCA provides that a court of competent jurisdiction, upon application, may order that a director or officer be indemnified for reasonable expenses if, in consideration of all relevant circumstances, the court determines that such individual is fairly and reasonably entitled to indemnification, whether or not the standard of conduct set forth above was met.
     Article VIII of the Registrant’s Restated Charter, as amended, provides that, to the fullest extent permitted by the TBCA, as amended from time to time, directors shall not be liable to the Registrant or its shareholders for monetary damages for breach of fiduciary duty as a director, and that to the extent permitted by the TBCA, the liability of a director to the Registrant or its shareholders shall be further limited or eliminated. The Registrant’s Amended and Restated Bylaws provide that the Registrant shall indemnify from liability, and advance expenses to, each present or former director or officer of the Registrant to the fullest extent allowed under Tennessee law, as now or hereafter in effect.
     The Registrant has also obtained directors’ and officers’ liability insurance, the effect of which is to indemnify the directors and officers of the Registrant against certain damages and expenses because of certain claims made against them caused by their negligent act, error or omission.
Item 7. Exemption from Registration Claimed.
     Not applicable.

Item 8. Exhibits.

Exhibit
Number	Description

4.1	Restated Charter of the Registrant, as amended (restated electronically for SEC filing purposes only and incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 21, 2008)

4.2	Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 21, 2008)

4.3	Form of Certificate for the Common Stock (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1, Registration No. 33-35170)

4.4	Rights Agreement, dated December 8, 2000, between the Registrant and First Union National Bank, as Rights Agent (incorporated by reference to Exhibit 4 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 27, 2000)

5.1	Opinion of Bass, Berry & Sims PLC

23.1	Consent of KPMG LLP

23.2	Consent of Bass, Berry & Sims PLC (included in Exhibit 5.1)

24.1	Powers of Attorney (included at pages II-5 and II-6)
Item 9. Undertakings.
     A. The Registrant hereby undertakes:
          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;
               (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
               (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

     Provided, however, that clauses (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.
          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     B. The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, State of Tennessee, on this 21st day of May, 2008.

O’CHARLEY’S INC.
By:	/s/ Gregory L. Burns
	Name:	Gregory L. Burns
	Title:	President, Chief Executive Officer and Chairman of the Board

POWER OF ATTORNEY
     KNOW ALL MEN BY THESE PRESENTS, each person whose signature appears below hereby constitutes and appoints Gregory L. Burns and Lawrence E. Hyatt, or either of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including without limitation, post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ Gregory L. Burns
Gregory L. Burns	President, Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	May 21, 2008

/s/ Lawrence E. Hyatt
Lawrence E. Hyatt	Chief Financial Officer, Secretary and Treasurer (Principal Financial Officer)	May 21, 2008

/s/ R. Jeffrey Williams
R. Jeffrey Williams	Chief Accounting Officer and Corporate Controller (Principal Accounting Officer)	May 21, 2008

/s/ Arnaud Ajdler
Arnaud Ajdler	Director	May 21, 2008

Signature	Capacity	Date

/s/ William F. Andrews
William F. Andrews	Director	May 21, 2008

/s/ Douglas Benham
Douglas Benham	Director	May 21, 2008

/s/ Gregory Monahan
Gregory Monahan	Director	May 21, 2008

/s/ Dale W. Polley
Dale W. Polley	Director	May 21, 2008

/s/ Richard Reiss, Jr.
Richard Reiss, Jr.	Director	May 21, 2008

/s/ G. Nicholas Spiva
G. Nicholas Spiva	Director	May 21, 2008

/s/ H. Steve Tidwell
H. Steve Tidwell	Director	May 21, 2008

/s/ Robert J. Walker
Robert J. Walker	Director	May 21, 2008

/s/ Shirley A. Zeitlin
Shirley A. Zeitlin	Director	May 21, 2008

EXHIBIT INDEX

Exhibit
Number	Description

4.1	Restated Charter of the Registrant, as amended (restated electronically for SEC filing purposes only and incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 21, 2008)

4.2	Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 21, 2008)

4.3	Form of Certificate for the Common Stock (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1, Registration No. 33-35170)

4.4	Rights Agreement, dated December 8, 2000, between the Registrant and First Union National Bank, as Rights Agent (incorporated by reference to Exhibit 4 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 27, 2000)

5.1	Opinion of Bass, Berry & Sims PLC

23.1	Consent of KPMG LLP

23.2	Consent of Bass, Berry & Sims PLC (included in Exhibit 5.1)

24.1	Powers of Attorney (included at pages II-5 and II-6)